Exhibit 99.1

VirTra Reports Third Quarter and Nine Month 2020 Financial Results

Sales Momentum Drives $6.4 Million in Revenue, EPS of $0.11, and Record $14.4 Million Backlog

TEMPE, Ariz. — November 10, 2020 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the third quarter and nine months ended September 30, 2020. The financial statements are available on VirTra’s website and here.

Third Quarter 2020 and Recent Highlights:

●	Awarded $1.9 million IDIQ (indefinite delivery/indefinite quantity) contract to develop training content in support of the Air Force Research Laboratory’s Airman Decision Making and Interface Research (ADMIRE) program as a result of recent partnership with Infoscitex (IST)
●	Received $1.5 million order from the U.S. Department of Homeland Security’s Federal Law Enforcement Training Centers (FLETC), which will result in VirTra’s simulators being installed at all four of FLETC’s training centers by December 2020
●	Received $863,000 order from U.S. Customs and Border Protection (CBP) for simulation training products and services, including new, drop-in recoil kits
●	Appointed military simulation training expert, John Givens, to the Company’s board of directors to fill the vacancy left by Mitchell Saltz’s passing
●	Backlog increased to a record $14.4 million as of September 30, 2020

Third Quarter and Nine Month 2020 Financial Highlights:

All figures in millions, except per share data	Q3 2020	Q3 2019	% Δ	YTD 2020	YTD 2019	% Δ
Total Revenue	$6.4	$6.7	-4%	$12.5	$12.8	-2%

Gross Profit	$4.0	$3.8	6%	$7.1	$7.1	1%
Gross Margin	61.9%	55.9%	11%	57.0%	55.2%	3%

Net Income/Loss	$0.9	$0.9	-7%	$(0.1)	$(0.0)	N/A
Diluted EPS	$0.11	$0.12	-8%	$(0.02)	$(0.00)	N/A

Management Commentary

“Despite our sales and installation teams facing the inherent challenges of a pandemic, our talented staff adapted to changing circumstances to produce financial results for the third quarter that were essentially in-line with our near record performance last year and new sales that exceeded last year’s performance,” said Bob Ferris, chairman and chief executive officer of VirTra. “Financially, the quarter was highlighted by revenue of $6.4 million, net income of $0.9 million, which drove EPS of $0.11 and adjusted EBITDA of $1.6 million, and perhaps most impressive, a record backlog of $14.4 million. Operationally, we built upon our relationship with FLETC, a national leader in law enforcement training, and we expanded our footprint in the military market with the $1.9 million contract we received through our partnership with IST on the ADMIRE program for the benefit of the Department of Defense.

“In 2019, we surged in the latter part of the year to deliver our 14th consecutive year of topline growth. While challenges to installations persist, the financial results of this quarter coupled with our increasing backlog demonstrate that, despite the unprecedented COVID-19 related headwinds, VirTra continues to effectively sell and service the essential needs of our customers. We are cautiously optimistic that, should the macro environment in the fourth quarter be similar to what it was in the third, we will deliver strong results for the rest of 2020.”

Third Quarter 2020 Financial Results

Total revenue decreased 4% to $6.4 million from $6.7 million in the third quarter of 2019. The decrease in total revenue was due to reduced equipment installations due to COVID-19 travel restrictions.

Gross profit increased 6% to $4.0 million (61.9% of total revenue) from $3.8 million (55.9% of total revenue) in the third quarter of 2019. The increase in gross profit was primarily due to reduced direct material costs and travel costs resulting from reduced sales.

Operating expense was $2.7 million compared to $2.5 million in the third quarter of 2019. The increase in operating expense was mainly due to a $266,000 impairment in the investment in That’s Eatertainment Corp. (“TEC”) which was recorded as operating expense.

Operating income was $1.2 million compared to $1.2 million in the third quarter of 2019.

Net income totaled $868,000, or $0.11 per diluted share, compared to net income of $937,000, or $0.12 per diluted share, in the third quarter of 2019.

Adjusted EBITDA was $1.6 million compared to $1.4 in the third quarter of 2019.

Financial Results for the Nine Months Ended September 30, 2020

Total revenue was $12.5 million compared to $12.8 million in the first nine months of 2019. The change in total revenue was due to reduced equipment installations due to COVID-19 travel restrictions.

Gross profit was $7.1 million (57.0% of total revenue) compared to $7.1 million (55.2% of total revenue) in the first nine months of 2019. The slight increase in gross profit was primarily due to sales volume and product mix, which tends to remain fairly consistent as a percentage of total revenue when compared annually.

Operating expense was $7.3 million compared to $7.2 million in the first nine months of 2019. The increase in net operating expense was primarily due to a $406,000 impairment in the investment of TEC, which was recorded as operating expense and was offset by reduced selling, general, and administrative costs from COVID-19 restrictions on travel and tradeshows.

Loss from operations was $115,000 compared to a loss from operations of $94,000 in the first nine months of 2019.

Net loss totaled $123,000, or $(0.02) per diluted share, compared to net loss of $10,000, or $(0.00) per diluted share in the comparable period a year ago.

Adjusted EBITDA was $615,000 compared to adjusted EBITDA of $339,000 in the first nine months of 2019.

At September 30, 2020, backlog totaled approximately $14.4 million, a $3.1 million increase compared to backlog of $11.3 million as of September 30, 2019. Accounts receivable and unbilled revenues totaled approximately $6.2 million as of September 30, 2020, compared to $5.9 million at December 31, 2019, an increase of $325,000. Cash and cash equivalents totaled $4.1 million at September 30, 2020 compared to cash and cash equivalents and certificates of deposit of $3.3 million at December 31, 2019, an increase of $0.8 million.

Conference Call

VirTra management will hold a conference call today (November 10, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 844-602-0380

International number: 862-298-0970

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 24, 2020.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 38151

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

Reconciliation of net income (loss) to adjusted EBITDA

	Three Months Ended				Nine Months Ended
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2020	2019	(Decrease)	Change	2020	2019	(Decrease)	Change

Net Income (Loss)	$868,084	$937,107	$(69,023)	-7%	$(122,586)	$(9,526)	$(113,060)	1187%

Adjustments:
Provision for income taxes	354,941	347,787	7,154	2%	40,467	23,539	16,928	72%
Depreciation and amortization	95,259	77,259	18,000	23%	274,866	222,471	52,395	24%
EBITDA	$1,318,284	$1,362,153	$(43,869)	-3%	$192,747	$236,484	$(43,737)	-18%
Impairment loss on That’s Eatertainment, related party	266,000	-	266,000	100%	406,000	-	406,000	100%
Reserve for note receivable	9,461	-	9,461	100%	220,997	102,473	118,524	116%
Adjusted EBITDA	$1,593,745	$1,362,153	$231,592	17%	$819,744	$338,957	$480,787	142%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,097,484	$1,415,091
Certificates of deposit	-	1,915,000
Accounts receivable, net	2,523,131	2,307,972
Interest receivable	-	7,340
Inventory, net	3,441,764	1,949,414
Unbilled revenue	3,689,442	3,579,942
Prepaid expenses and other current assets	461,612	353,975

Total current assets	14,213,433	11,528,734

Long-term assets:
Property and equipment, net	1,089,385	1,028,198
Operating lease right-of-use asset, net	1,169,876	1,390,873
Intangible assets, net	266,843	217,930
That’s Eatertainment note receivable, long term, net, related party	285,288	291,110
Security deposits, long-term	19,712	19,712
Other assets, long-term	332,990	351,236
Deferred tax asset, net	1,712,000	1,792,000
Investment in That’s Eatertainment, related party	434,000	840,000

Total long-term assets	5,310,094	5,931,059

Total assets	$19,523,527	$17,459,793

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$649,293	$621,127
Accrued compensation and related costs	995,946	611,487
Accrued expenses and other current liabilities	557,891	334,751
Note payable, current	601,696	-
Operating lease liability, short-term	315,476	297,244
Deferred revenue, short-term	3,369,569	2,490,845

Total current liabilities	6,489,871	4,355,454

Long-term liabilities:
Deferred revenue, long-term	1,321,857	1,748,257
Note payable, long-term	724,265	-
Operating lease liability, long-term	935,622	1,174,882

Total long-term liabilities	2,981,744	2,923,139

Total liabilities	9,471,615	7,278,593

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,767,530 shares issued and outstanding as of September 30, 2020 and 7,745,030 shares issued and outstanding as of December 31, 2019	778	775
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	13,887,975	13,894,680
Accumulated deficit	(3,836,841)	(3,714,255)

Total stockholders’ equity	10,051,912	10,181,200

Total liabilities and stockholders’ equity	$19,523,527	$17,459,793

See accompanying notes to unaudited condensed financial statements.

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues:
Net sales	$6,395,356	$6,682,728	$12,472,106	$12,696,810
That’s Eatertainment royalties/licensing fees, related party	16,005	28,561	45,247	100,993
Other royalties/licensing fees	2,360	2,120	4,310	21,257
Total revenue	6,413,721	6,713,409	12,521,663	12,819,060

Cost of sales	2,446,455	2,957,865	5,381,403	5,748,001

Gross profit	3,967,266	3,755,544	7,140,260	7,071,059

Operating expenses:
General and administrative	2,250,348	2,127,422	6,050,798	6,074,213
Research and development	497,645	381,654	1,204,011	1,090,960

Net operating expense	2,747,993	2,509,076	7,254,809	7,165,173

Income (loss) from operations	1,219,273	1,246,468	(114,549)	(94,114)

Other income (expense):
Other income	7,067	38,426	45,359	114,158
Other expense	(3,315)	-	(12,929)	(6,031)

Net other income	3,752	38,426	32,430	108,127

Income (loss) before provision for income taxes	1,223,025	1,284,894	(82,119)	14,013

Provision for income taxes	354,941	347,787	40,467	23,539

Net income (loss)	$868,084	$937,107	$(122,586)	$(9,526)

Net income (loss) per common share:
Basic	$0.11	$0.12	$(0.02)	$(0.00)
Diluted	$0.11	$0.12	$(0.02)	$(0.00)

Weighted average shares outstanding:
Basic	7,760,799	7,745,030	7,753,034	7,748,543
Diluted	7,842,475	7,721,574	7,753,034	7,748,543

See accompanying notes to unaudited condensed financial statements.

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019

Cash flows from operating activities:
Net loss	$(122,586)	$(9,526)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	274,866	434,405
Right of use amortization	220,997	-
Reserve for note receivable	16,738	102,473
Deferred taxes	80,000	17,000
Impairment of investment in That’s Eatertainment, related party	406,000	-
Changes in operating assets and liabilities:
Accounts receivable, net	(215,159)	(129,398)
That’s Eatertainment note receivable, net, related party	(10,916)	-
Trade note receivable, net	-	652
Interest receivable	7,340	3,923
Inventory, net	(1,492,350)	(1,206,098)
Unbilled revenue	(109,500)	(1,422,221)
Prepaid expenses and other current assets	(107,637)	(120,642)
Other assets	18,246	(48,140)
Security deposits, long-term	-	320,044
Accounts payable and other accrued expenses	635,765	799,915
Payments on operating lease liability	(221,028)	(178,909)
Deferred revenue	452,324	1,719,878

Net cash (used in) provided by operating activities	(166,900)	283,356

Cash flows from investing activities:	-	-
Purchase of certificates of deposit	-	(3,560,000)
Redemption of certificates of deposit	1,915,000	5,135,000
Purchase of intangible assets	(55,580)	(160,000)
Purchase of property and equipment	(329,386)	(489,518)
Proceeds from sale of property and equipment	-	2,631
Net cash provided by investing activities	1,530,034	928,113

Cash flows from financing activities:
Repurchase of stock options	(26,667)	(16,110)
N/P Payable -Profiles	-	(11,250)
Stock options exercised	19,965	11,426
Purchase of treasury stock	-	(318,204)
Note payable-PPP Loan	1,325,961	-
Net cash provided by (used in) financing activities	1,319,259	(334,138)

Net increase in cash	2,682,393	877,331
Cash, beginning of period	1,415,091	2,500,381
Cash, end of period	$4,097,484	$3,377,712

Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Taxes (refunded) paid	$(39,533)	$6,539
Interest paid	5,247	-

Supplemental disclosure of non-cash investing and financing activities:
Conversion of That’s Eatertainment note receivable to long term, related party	-	292,138

See accompanying notes to unaudited condensed financial statements.